Exhibit 10.1(d)

AGREEMENT OF LEASE

AGREEMENT OF LEASE made this 6th day of March 2001, between Mehran Enterprise Ltd., 37-02 Main Street, Flushing, New York 11354 (hereinafter called Landlord) and Futurama Home Furniture of Queens, 37-02 Main Street, Flushing, New York 11354 (hereinafter called Tenant) for the premises, terms and conditions as set forth below:

TERM

1. Term of this Lease shall commence 3/15/01 and shall end at midnight on the day immediately preceding the 35th Anniversary of the Commencement date, that date if 3/14/2036, unless sooner terminated as hereinafter provided. Tenant shall have an option to extend the Lease for 20 year(s) as hereinafter set forth.

2. The premises which is/are at the subject of this Lease is 37-02 Main Street, and 135-28 37th Avenue, Flushing, New York 11354 Queens Block 4-4974 Lot 27 & 22.

3. On the execution of this Lease, Tenant will deliver to Landlord a check(s) for the total sum of $ None which sum shall represent N/A.

4. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS OR ANY OTHER LEASE, OR WHAT MAY BE CONSIDERED ACUSTOM AND USAGE, THE TENANT HEREIN UNDERSTANDS AND EXPRESSLY ACKNOWLEDGES, by executing this Lease, that the demised premises is legally zoned for retail use - C/O may or may not have been required because of the age of the building. It shall be the Tenant's sole responsibility and cost to obtain an amended or new CERTIFICATE OF OCCUPANCY if required by reason of any work performed on the building or Tenant usage. Landlord represents that occupation of the space by Tenant is legal under the use clause of this Lease. In the event any violations have been placed against premises prior to Tenant's occupancy, Tenant will correct and clear such violations at Tenant's sole cost.

RENT

5. The fixed minimum rent payable to Landlord or as Landlord may otherwise designate is due and payable the first day of each month without any abatement, counterclaim, set-off, or deduction whatsoever and without any prior demand therefore. Tenant covenants to pay the fixed minimum rent, to Landlord, in twelve (12) equal monthly installments, in advance on the first day of each month occurring during the term of this Lease, together with any and all additional charges as hereinafter provided. It is hereby agreed that the Landlord is entitled to the B.A.R. (as set forth in the Lease) plus any and all other expenses that may from time to time be incurred to the demises premises including but not limited to mortgage, R.E. Tax, insurance Etc. Etc. Etc.

6. The fixed Minimum Rent (Base Annual Rent) due and payable to Landlord throughout the term of the Lease is as follows:

BASE ANNUAL RENT (B.A.R.)

Year 1		Year 11	
Year 2		Year 12	
Year 3		Year 13	
Year 4		Year 14	
Year 5		Year 15	
Year 6		Year 16	
Year 7		Year 17	
Year 8		Year 18	
Year 9		Year 19	
Year 10		Year 20	

Years 21 thru 35 increase each and every year

7. OPTION: increase each and every year thereafter.

8. On the date upon which this Lease expires on the date which this Lease shall sooner terminate, all pro rata taxes and charges required to be paid by Tenant, as of the Lease expiration or termination date, whether accrued or prepaid are due and payable to Landlord or designee of Landlord without any off-set whatsoever.

9. Upon the expiration of the Lease, or earlier termination of this Lease, Tenant will leave the premises in the condition as exists with all the installed fixtures thereon, normal wear and tear excepted. Tenant also agrees to surrender the premises broom clean. All fixtures installed by Landlord shall remain on the premises. All fixtures installed by Tenant and forming a part of the premises shall remain on the premises.

10. If Rental due, Additional Rental due, or monies due are late more than 10 days, Landlord will be entitled to interest at the highest maximum rate allowed by law, commencing the 2nd day, that is the day after any monies due were not paid, and reasonable legal fees and any costs incurred to collect said Rent, but in no event less than 3% of Rent or Additional Rent due. In addition, there will be a charge of $100.00 for any returned check. In that event, Landlord may request all payments (present and future) to be paid by cash or certified funds.

ADDITIONAL RENT

11. Tenant shall pay and discharge, or cause to be paid and discharged within 10 days of receipt of an itemized bill from Landlord, for Additional Rent as defined herein, indicating Landlord costs documented by copies of bills and calculations of Tenant's share:

A) 100% percent of all common charges for fuel oil, water and sewer rent, and maintenance thereto for heating of the building, all other public utility or similar services furnished to be leased premises during the term; Tenant shall have the right to install as its own expense its own utility meters, in which event it will pay one-hundred percent (100%) of its own usage.

B) 100% percent of all real estate taxes and related assessments, which shall or may during the term be changed, levied, assessed, imposed or become a lien upon the building which the premises form a part, known as 37-02 Main Street, Flushing, New York 11354; all taxes and assessments, if any, which shall or may during the term be charged, levied, assessed, imposed or become a lien upon the personal property of Tenant used in the operation of the leased premises and which, if not paid by Tenant, would be collectible from the Landlord.

C) 100% percent of Landlords insurance as set forth in paragraph 23 of this Lease.

D) 100% percent of any and all non-shared expenses which shall or may during the Lease term be charged or imposed upon the demised premises, due to the sole use of the Tenant.

12. If Landlord requires, Tenant shall join in any action or proceeding commenced by Landlord unless required by law to make such actions or proceeding effective, in which event, any such action or proceeding may be taken by Landlord for the benefit of the Tenant which may result in reduction of real estate tax, of any other proceeding or from any other action Tenant hereby agrees to pay 100% of any and all costs pertaining thereto which results in a reduction in Real estate tax so long as the savings to Tenant are greater than the costs. Notwithstanding the foregoing, Landlord shall have the sole, absolute and unrestricted, but no the obligation to contest the validity or amount of any tax by appropriate proceedings, and if Landlord shall voluntarily institute any contest it shall have the sole, absolute and unrestricted right to settle any negotiation, contest, proceeding or action upon whatsoever terms the Landlord may, in its sole discretion, determine. In the event Landlord receives any refund or such Taxes for which Tenant actually paid (and provided Tenant is not in default under this Lease) Landlord shall credit such proportion of the refund as shall be allocable to the Tenant's tax charge (less Tenant's proportionate share of costs, expenses and reasonable attorney's fees) against the next succeeding payments of Tenant's tax charge due from Tenant.

13. Throughout the entire Lease Term, there shall be no abatement or reduction of, or set-off against, Fixed Rent, Additional Rent, Tax Rent, or any other charges for any cause whatsoever.

USE, OPERATION AND MAINTENANCE

14. Tenant shall use the leased premises for any legal use except Food Market/Super Market.

15. Tenant shall not violate, shall comply, and shall maintain the leased premises in compliance with all laws and requirements of all governmental authorities applicable thereto and shall maintain said leased premises in compliance with the requirements of the insurance companies with which Tenant maintains the insurance required hereunder.

16. Tenant shall keep the leased premises in good and substantial order and repair at the sole cost of Tenant and shall make all necessary repairs, foreseen and unforeseen exterior and interior repairs, structural as well as nonstructural repairs, sidewalk repairs, renewals and replacements necessary to that end. Tenant shall maintain, at its sole expense, all fixtures and equipment therein, including but not limited to all plumbing, sprinkler, heating, air conditioning, electrical, gas/oil fixtures and equipment, door frames and glass within the same, window frames and windows within the same, and all signs of Tenant erected outside of the demised premises, in good repair, order and condition, making all repairs thereto as may be required, all repairers to be of the same quality, design and class as the original work. Tenant shall be responsible for snow, ice and debris removal from the demised premises. Tenant shall clean the sidewalk on a regular basis as applicable by law. In addition, Tenant, at Tenants sole expense, is required to obtain service contracts for the purpose of maintaining the HVAC equipment, roof, pest control, sprinkler system and vertical transportation. Landlord, at Landlords option, shall obtain any and all maintenance contracts, from time to time as may be the case, and Tenant shall reimburse Landlord as Additional Rent.

17. Tenant shall keep the demised premises open for the purpose of doing business with the general public at least 5 days per week, 50 weeks per year during the Lease Term.

CONSTRUCTION OF ADDITIONAL SPACE

18. Landlord has the right to build on top and/or adjacent to the existing building anytime during the lease period, subject to the approval and conditions of the New York City Department of Buildings. If work is to be done on top of or adjacent to the demises premises, Landlord will expedite in an orderly fashion so as to cause minimal interruption of Tenant's business. Landlord shall have the right to use existing exits and/or steps or convert the existing exits and/or steps to and elevator(s), as the case may be throughout the premise and throughout the Lease Term as a means of egress, if and when the Landlord decides to add the existing structure. If repair/work requires scaffolding there will be no rent abatement but Landlord will erect same in a manner to cause minimal interruption to Tenant's business.

INDEMNITY AND INSURANCE

19. The Tenant will covenant and agree to defend, indemnify and hold harmless the Landlord from and against all liability, loss, damages, claims, or actions (including costs and attorney fees), for bodily injury and/or property damage, to the extent permissible by law, arising out of or in connection with the actual or proposed use of the premises which are the subject of this Lease, including but not limited to any claim as a result of any other tenancy occupying space within the same building, but not including acts or omissions which are a result of the Landlords own negligence.

20. Tenant also agrees at Tenants sole cost and expense to carry and maintain for the term of this Lease with an A-Rated or better (Best Rating Guide) New York State admitted carrier, insurance to be the responsibility of the Tenant as indicated in this section. Tenant shall provide the Landlord and if requested by any other parties that have an interest to the leased premises, with a Certificate of Insurance evidencing such insurance coverage is in full force and effect naming the Landlord as an additional insured on such insurance policies.

21. Such insurance coverage shall include commercial general liability insurance. The limits of liability thereunder shall not be less than the amount of $1 Million per occurrence and $3 Million in the aggregate. In addition, Tenant is required to carry a $3 Million umbrella policy. From time to time as the Landlord deems necessary, the Landlord may increase amounts to conform with the time.

22. Such insurance policy of the Tenant shall contain a provision by the insurer, to the extent attainable, that such policy cannot be cancelled or modified except upon at least (30) days prior written notice to each named insured and loss payee and coverage afforded thereby shall not be effected by the performance of any work in or about the building or the leased premises.

23. The Landlord shall have the sole obligation to purchase and provide fire insurance for loss or damage by fire, and any such other risks that may be included in the standard form or packaged form of extended coverage from time to time available on the building in which the premises are located. Tenant shall pay 100 percent of the insurance premium for such building insurance coverage. The Landlord shall provide an invoice from the Landlords insurance agent indicating the total cost of this insurance on the building.

Tenant shall make payment to Landlord within 10 days of receipt of the invoice which shall be invoiced annually upon renewal of the Landlords insurance policy. Said policy may include and not limited to:

A) Loss or damage by fire in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the applicable policies and at times an amount equal to 100% replacement value/cost without depreciation of the entire building,

B) Loss or damage by explosion of boiler, oil/gas burning equipment, HVAC equipment, pressure vessels or similar apparatus, now or hereafter installed in the building, in such limits with respect to any one incident as made reasonably requested by Landlord from time to time but not less than One Hundred Thousand Dollars ($100,000.00). Said coverage will supply 100% replacement cost without depreciation,

C) Rent insurance against loss resulting from any hazards to be covered by insurance throughout the term of this lease as well as any increase of rental and/or additional rental when due,

D) Such other hazards including 100% of the Landlords liability insurance and 100% over Landlords total insurance and/or in such other amounts as Landlord may reasonably require as the times are commonly insured against with respect to building similar in character, general location and use and occupancy an in relative amounts normally carried with respect thereto,

E) Landlord will obtain the above insurance and Tenant shall reimburse Landlord its cost as Additional Rent.

DAMAGE TO OR DESTRUCTION OF THE BUILDING

24. The Tenant covenants that in case of damage to or destruction of any and all of the premises by fire or any other cause, similar or dissimilar, insured or uninsured, it will give prompt notice thereof to the Landlord and at Landlords sole cost and expense and at the option of the Landlord, restore, repair or rebuild the building so that damaged or destroyed as nearly as possible to the condition, quality and class it was in immediately prior to such damage or destruction, or with such changes or alterations as the Landlord shall elect to make in conformity to this Lease. Such restorations, repairs, replacement or rebuilding shall be commenced promptly and prosecuted with reasonable diligence and in an expeditious manner.

25. Landlord covenants that in case of damage to or destruction of all of the premises or of such amount as will make it impossible for the Tenant to conduct its business as it normally would, by fire or any other cause, similar or dissimilar, insured or uninsured, the Tenant will have the option to cancel this Lease upon 30 days written notice to landlord by certified mail, return receipt requested.

CONDEMNATION

26. Landlord is not aware of any pending condemnation proceedings.

27. If the whole of the lease premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation or in the event of conveyance in lien thereof, the lease term shall cease as of the day possession shall be taken by such authority.

28. If 25% or less of the floor space of the leased premises shall be so taken or conveyed, the terms shall cease only with respect to the part taken or conveyed, as of the day possession shall be taken by such authority.

29. If more than 25% of the floor space of the leased premises shall be so taken or conveyed, the terms shall cease only with respect to the part taken or conveyed, as of the day possession shall be taken by such authority and either party shall have the right to terminate this Lease upon written notice within 30 days after such taking of possession.

30. In the event of any such taking as per paragraphs 28 or 29 above, or conveyance of the leased premises or any portion thereof, Tenant shall pay Fixed Minimum Rent and Additional Rent to the day when possession thereof shall be taken from such authority with an appropriate refund by Landlord of such Fixed Minimum Rent and Additional Rent that may have been paid in advance for a period subsequent to such date. If this Lease shall continue in effect as to any portion of the leased premises not so taken or conveyed, the Fixed Minimum Rent and Additional Rent shall be equitably adjusted.

LANDLORDS WORK

31. Unless specifically otherwise stated in this Lease, the demised premises are leased to the Tenant in its AS-IS condition. The taking of occupancy of the whole or any part of the demised premises by Tenant shall be conclusive evidence that Tenant accepts possession of the same and that the demised premises so occupied were in good and satisfactory condition at the time such occupancy was so taken. The parties agree that the Landlords Work is none.

CHANGES AND ALTERATIONS BY TENANT

32. Tenant accepts the existing demised premises AS-IS and will pay 100% of maintenance, of any and all changes, for Tenants usage of the demised premises inclusive of operating permit fees, and any additional fixtures and equipment installed as part of Tenants building alteration. Tenant shall have the right, in accordance with this Article at any time and from time to time during the term of this Lease, to make all non-structural alterations to the building as Tenant shall deem necessary or desirable. Such permitted changes and alterations shall be made in all cases subject to the following conditions with Tenant covenants to observe and perform:

A) No changes or alterations shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required, from time to time, all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction. Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary.'

B) Any non-structural change or non-structural alteration shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and reasonably acceptable to Landlord and plans therefore shall be subject to Landlords prior reasonable written consent.

C) All changes and alterations shall be of such a character that when completed, the value and utility of the building shall be not less than the value and utility of the building immediately prior to any such change or alteration.

D) All work done by the Tenant or Tenants contractors or subcontractors in connection with any change or alteration shall be done in a good and workmanlike manner and in compliance with all laws, ordinances, orders and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof; the leased land and the building shall at all times be free of liens for labor and materials supplied or claimed to have been supplied in connection with such work; and the work of any change or alteration shall be prosecuted with reasonable dispatch, unavoidable delays excepted, Workmen's Compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the leased land or the building and general liability and property damage insurance of not less than $1,000,000.00 per occurrence.

E) Tenant covenants that in performing any work or repairs to, or restoration, replacement or rebuilding of, the building required to be performed by Tenant pursuant to the provisions of this Lease, it will observe and perform, insofar as the nature of such repairs, restoration, replacement or rebuilding and make such observation and performance appropriate, the conditions relating to changes and alterations set forth in this article.

F) In event of any change or alterations as provided for in this Article, the Fixed Minimum Rent and all Additional Rent payable under this Lease shall not be reduced or abated in any matter whatsoever.

G) If required by any federal, state or city agency, authority, ordinance, regulation, etc., the Tenant shall be required to install a sprinkler system or any other safety system throughout the premises and maintain, pay, and discharge any and all expenses, fees, and/or services in connection therewith.

H) Tenant shall furnish Landlord with all certificates and approvals relating to Tenants Work which may be required by any governmental authority for the issuance of a certificate of occupancy or other approval of the building in which the demised premises are located, or by the applicable State Board of Fire Underwriters or the National Board of Fire Underwriters or other similar body or bodies having jurisdiction.

MECHANIC'S, VENDOR'S, SUPPLIER'S, LIENS

33. Tenant shall not suffer or permit any mechanic's liens to be filed against the leased land or the building, nor against Tenant's leasehold interest in the leased premises, by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding any interest in the leased land and/or the building or any part thereof through or under Tenant. If any such mechanic's lien shall at any time be filed against the leased land or the building, Tenant shall, within fifteen (15) days after notice of the filing thereof, cause the commencement of this process to discharge of record by payment, deposit, or bond or otherwise. The Tenant shall fail to cause such lien to be discharged within a reasonable time, then, in addition to any other right or remedy of Landlord, Landlord may but shall not be obligated to, discharge the same by procuring the discharge of such lien by deposit or by bonding proceedings. In either of the foregoing events, Tenant shall reimburse Landlord as Additional Rent for the cost incurred including attorneys fees and disbursements. Where in this Lease mentioned mechanic's liens, the same shall apply to any and all liens.

LAWFUL USE; SURRENDER OF THE LEASED PREMISES; INSPECTION OF THE LEASED PREMISES; USE OF THE LEASED PREMISES BY LANDLORD

34. Tenant shall not use or allow the leased premises, or any part thereof, to be used or occupied for any unlawful purpose or for any dangerous or noxious trade or business, affecting the use of the leased premises. This restriction shall not apply during any period of governmental occupancy.

35. Tenant shall, upon the expiration or earlier termination of this Lease, surrender to Landlord the leased premises without delay and in good order, condition and repair, reasonable wear and tear excepted. However, Tenant shall remove from the building its trade fixtures, movable furniture and furnishings and other items of personal property not used in connection with the operation of the building. Tenant shall repair any damage to the leased premises caused by such removal, or caused by Tenants use and occupancy or Sub-tenants use and occupancy, as the case may be, and shall replace or repair the leased premises to the reasonable satisfaction of the Landlord. If the Tenant shall remain in possession of the demised premises after the termination of this Lease without the execution of a new Lease, Tenant, at the option of the Landlord, subject to all

of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy, shall be deemed to be occupying the demised premises as a Tenant from month-to-month at a monthly rental equal to (2) times the monthly rent payable in respect of the last full month during the term of this Lease. Nothing contained in this Paragraph 34 shall (i) imply or be deemed to grant to Tenant any right to remain in the demised premises after the expiration of this Lease without the execution of a new Lease, (ii) imply any obligation on the part of the Landlord to grant a new Lease, or (iii) be construed to limit any remedy that the Landlord may have against the Tenant as a **HOLDOVER** Tenant.

36. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of the holder of any mortgage to enter the leased land or the buildings at all reasonable times upon reasonable notice during usual business hours for the purpose of inspecting the same or exhibiting the same to prospective purchasers or mortgagees of Landlords interest in the leased premises, and for the purpose of making repairs, alterations, or additions to the building and for the purpose of placing signs A For Let (which will not be placed until four months prior to Lease termination) or A For Sale.

ASSIGNMENT AND SUBLETTING

37. Tenant shall have the absolute right to assign, sublet or to sell this Lease and shall have the right to sell the corporation or transfer it or 51% of its stock without Landlords permission for any reason. Tenant shall remain primarily responsible under the Lease. Neither this Lease or any interest of the Tenant shall be mortgaged, pledged or otherwise encumbered in whole or in part. Any such violation of this paragraph shall constitute a Material Breach of Lease and default and Landlord at its option, may terminate this Lease. In that event, the Tenant relinquishes its right to this leasehold it shall continue to be liable to the terms and conditions of this Lease and shall hold Landlord harmless from any and all claims arising therefrom, now and in the future.

DEFAULT

38. If Tenant violates or causes a violation by his actions or inaction of any terms or provisions as set forth in this Lease, and shall continue to be in violation for a

period of seven (7) days after written notice to cure, (except for rentals), then it is expressly understood that the Tenant has or caused to be had a Material Breach of Lease. Then Landlord at its option may terminate this Lease and all right, title and interest of Tenant hereunder, shall expire as fully and completely as if that day herein specifically fixed for the expiration of the term of this Lease, and Tenant will then quit and surrender the leased premises to Landlord, except Tenant shall remain liable for the Lease term. If Tenant timely commences the cure of the default, it must complete the cure within Lease term. If Tenant timely commences the cure of the default, it must complete the cure within a reasonable time under the circumstances. Landlord agrees to notify and Sub-tenant of Tenant's default.

39. No expiration or termination of this Lease pursuant to above, or any termination by summary proceedings or otherwise, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, Tenant shall pay to Landlord the Rent and all other charges required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenants default, the equivalent of the amount of Rent and Additional Rent and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions above, after deducting all Landlords expenses in connection with such reletting, including, without limitation, all repossession costs, expenses, reasonable attorney fees, alteration costs and expenses of preparation of such reletting.

40. Tenant shall pay such current damages (herein called deficiency) to Landlord monthly on the days on which Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each month deficiency as the same shall arise.

RIGHT TO CURE DEFAULTS

41. If Tenant shall default in the observation or performance of any of the terms, covenants or conditions upon its part to be observed or performed under the terms of this Lease, then Landlord, after seven (7) days written notice, except in case of emergency, where only notice reasonable under the circumstances need be given, but shall not be required, may perform the same for the account and on behalf of Tenant and, if Landlord makes any reasonable expenditure or incurs any obligations in connection with the default of Tenant to Landlord on demand. The term expenditure or obligation, as used in this Section, shall include reasonable attorneys fees, and interest at the highest maximum rate allowed by law. In the event the Landlord commences any legal action three times within any twelve month period of this Lease, in the attempt to cure any defaults or deficiencies caused by the Tenant, this will constitute a **Material Breach of Lease.**

LIMITATION OF LANDLORDS LIABILITY

42. The term Landlord as used in this Lease shall be limited to mean and include only the owner or owners at the time in question of Landlord interest in the leased premises and in the event of any transfer or transfers of the title to such interest. Landlord herein named (and in case of any subsequent transfers or conveyances the then transferor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord or the then transferor at the time of such transferor, in which Tenant has an interest, shall be turned over and/or assigned to the transferee and any amount then due and payable to Tenant by Landlord or the then transferor under any provisions of this Lease, shall be paid to the new Landlord, and provided further that upon such transfer, the transferee shall be deemed to expressly assume, subject to the limitations of this Article, all of the terms, covenants and conditions in this Lease contained on the part of the Landlord thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors

and assignees, only during and in respect of their respective successive periods of ownership. In the event that occupancy of the premises has as a general merchandise retailer violates the existing law, or in the event Tenants Lease is canceled by Landlords mortgagee, or any person who now or later acquires lien on the premises, Landlord shall pay to Tenant as liquidated damages the sum of $1.00. However, if the mortgagee has executed a Non-Disturbance Clause, then the $1.00 liquidated damages shall not apply.

INVALIDITY OF PARTICULAR PROVISIONS

43. If any minor term or provision of this Lease or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

CONCESSION

44. None.

PERSONAL GUARANTY

45. None.

SECURITY DEPOSIT

46. None.

RIDER PREVAILS

47. If there exists any conflict between the printed Lease and the rider(s), then and in that event the rider(s) shall prevail.

BROKERAGE

48. None.

CUMULATIVE BENEFITS
NO WAIVER - NO ORAL CHANGE

49. The specified remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or or threatened breach by Tenant of any provisions of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of Fixed Minimum Rent with knowledge of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies in this Lease provided. Landlord shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants conditions or provisions of this Lease. This Lease contains the entire agreement of the parties, all prior understanding and agreements are being merged herein, and cannot be changed orally but only by an agreement in writing executed and acknowledged by Landlord and Tenant.

SIGNAGE

50. Tenant may install a sign at the premises subject to Landlords approval which will not be unreasonably withheld. Tenant must pay for same, maintain, and acquire all necessary permits.

GARBAGE/TRASH

51. Tenant shall be responsible at its own cost and expense for its garbage and trash removal.

PAYMENT OF RENT/ADDITIONAL RENT

52. All payments of Rent and/or Additional Rent as set forth in this Lease must be paid by checks that are drawn on banks having their principal place of business in N.Y.S. unless otherwise authorized by Landlord in writing.

CERTIFICATES OF TENANT

53. Tenant agrees at all times and from time to time within fifteen (15) days after notice by Landlord or any fee mortgagee to execute, acknowledge and deliver to Landlord or any such fee mortgagee, as the case may be, a statement in writing certifying that this Lease and any guarantee of this Lease are unmodified and in full force and effect (or if there have been modifications, that the Lease and any such guarantee are in full forces and effect as modified and stating the modifications), financial statements and/or Federal Tax Return at Landlords option, and the dates to which the Fixed Minimum Rent and Additional Rent have been paid. It being intended that any such statement delivered pursuant to this Section may be relied upon by Landlord or any prospective purchaser of Landlords interest in the leased premises or any mortgagee thereof or any assignee of any such mortgage, but reliance on such statement may not extend to any default as to which Tenant shall have had no actual knowledge.

NOTICES

54. Any notices, demand or request which, under the terms of this Lease or under any statute must be given or made by the parties hereto, must be in writing, and must be given or made by mailing the same registered or certified mail if to Landlord at its address as given on page 1 or any other address given by the Landlord and if to Tenant, then to the Tenant at its address as given on page 1 of this Lease, or to the address which is the subject of the within Lease. Any notice given hereunder shall be deemed delivered two (2) business days after being deposited in a United States general or branch post office, enclosed in a registered or certified prepaid wrapper, addressed as hereinabove provided.

55. If requested in writing by any mortgagee of Landlords interest in the leased premises, which request shall be made in the manner hereinabove provided, between the parties hereto and shall specify an address to which notices or demands shall be given or made in the manner herein specified and contemporaneously to such mortgagee of Landlords interest in the leased premises, as the case may be. Either party and any mortgagee of Landlords interest who shall have made the request hereinabove referred to, may designate by notice in writing given in the manner herein specified a new or other address to which such notice or demand shall thereafter be so given or made.

QUIET ENJOYMENT

56. Landlord covenants and agrees that Tenant upon paying the Fixed Minimum Rent, Additional Rent and all other charges herein provided for an upon observing and keeping all of the covenants, agreements and provisions of this Lease on its part to be observed and kept, after notice and cure, shall lawfully and quietly hold, occupy and enjoy the leased premises during the terms of this Lease without hindrance or molestation by or from anyone claiming by, through or under Landlord subject to the terms, covenants and conditions of this Lease.

WAIVER OF JURY TRIAL

57. The parties hereto waive a trial by jury on any or all issues arising in any action or proceeding between them, or their successors, under or connected with this Lease, or any of its provisions, any negotiations in connection therewith, or the Tenants use or occupancy of the leased premises.

COVENANTS TO BIND AND BENEFIT PARTIES

58. The agreements herein contained shall bind and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

SUBORDINATION

59. This Lease is subject and subordinate to all underlying Leases and to all mortgages which may now or hereafter affect such Leases or the real property of which the demised premises are a part and to all renewals, modifications, consolidations, replacements, and extensions of any such underlying Leases and/or mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any Lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

BROOM CLEAN

60. Landlord will deliver the demised premises in a vacant and broom clean condition. Upon the termination or expiration of this Lease, Tenant will deliver the demised premises to the Landlord in a vacant and broom clean condition.

ADDITIONAL SECURITY DEPOSIT

61. None.

MISCELLANEOUS PROVISIONS

62. If Tenant shall at any time consist of more than one party, and unless in such case the parties constituting the Tenant, shall by written notice designate the single party upon whom all notices, which Landlord may be required or obligated to give pursuant to the provisions of this Lease may be served on their behalf, then any such notice by Landlord to each Tenant respectively, shall be deemed to have been duly served if served in each case upon any one of such parties, but otherwise in the manner as herein provided for service on notices by Landlord.

63. The term unavoidable delays as used herein, shall be deemed to mean any (1) strikes, lockouts, or labor disputes; (2) inability to obtain labor or materials or reasonable substitutes thereof as a result of governmental

restrictions, orders or regulations; (3) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, riot or insurrection, fire or other unavoidable casualty, or (4) other unavoidable conditions beyond the reasonable control of the party obligated to perform. The term Aunavoidable delay shall not include cost or financial inability.

64. The phrase institution or institutional as used herein in connection with a fee mortgagee or mortgagee of Landlords interest in the leased premises shall mean, (1) any commercial bank, savings bank, national bank, bank or trust company, savings and loan association, all whether acting individually or in a fiduciary capacity, (2) an insurance company organized and existing under the laws of the United States or any states thereof, (3) federal, state, municipal or other like public employees welfare, pension, or retirement fund or system, (4) college, university, religious or charitable organization or institution, (5) union, pension or profit sharing plan, (6) real estate investment trust, (7) any corporation organized and operated exclusively for religious, charitable, scientific, literary or educational purposes, or (8) any entity whose loans with respect to real estate are regulated by state or federal law.

65. Unless otherwise stated within the terms of this Lease, this Lease is to be considered a **NET LEASE.**

EXCLUSIVE USE

66. None.

EXECUTION OF LEASE

67. IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of this 6 day of March 2001

TENANT: Futurama Home Furniture of Queens Inc.

BY: [signature] Pres.

LANDLORD: MEHRAN Enterprise Ltd.

BY: [signature] Pres

MEHRANS.63X